Exhibit 99.2

Maguire Properties, Inc.
Second`Quarter 2006

This supplemental package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, you should exercise caution in interpreting and relying on these statements as they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effects of local economic and market conditions, regulatory and tax law changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Maguire Properties, Inc.
Second Quarter 2006

Corporate Data

Maguire Properties, Inc.
Second Quarter 2006

Quarterly Highlights

Maguire Properties, Inc. (the “Company”), a self-administered and self-managed real estate investment trust, is one of the largest owners, managers and developers of first-class office properties in the Los Angeles metropolitan area and has a significant presence in nine submarkets, located in Los Angeles County, Orange County, and San Diego County. The Company’s predecessor was founded in 1965 and developed and managed over 30 million square feet of office properties nationally.

As of June 30, 2006, the Company had an office portfolio comprised of whole or partial interests in 23 properties with approximately 15.4 million net rentable square feet, one 350-room hotel with 266,000 square feet and total on- and off-site structured parking of approximately 10.0 million square feet, plus surface parking, which in total accommodates over 32,000 vehicles. The Company owns undeveloped land that it believes can support up to 7.3 million square feet of office, retail and residential uses and an additional 3.6 million square feet of structured parking.

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission (SEC). Additional information about us and our properties is also available at our website www.maguireproperties.com.

Acquisitions and Dispositions:

No properties were sold or acquired during the second quarter.

Executive Changes

On June 30, 2006, we hired Paul S. Rutter and Martin A. Griffiths to serve as the Company’s Executive Vice President, Major Transactions and Executive Vice President, Operations, respectively, and Mark T. Lammas was promoted to Executive Vice President, Development.

Debt:
On April 20, 2006 we completed a $121.2 million interest-only ten-year mortgage financing bearing interest at a fixed rate of 5.76% with a maturity date of May 6, 2016.

On June 27, 2006 we completed a $125.0 million interest-only ten-year mortgage financing bearing interest at a fixed rate of 5.82% with a maturity date of July 11, 2016.

In connection with the completion of the Glendale Center financing, we repaid $33.0 million of our term loan and $80.0 million of our previous loan secured by the property.

Development Activities:
Construction is in progress at Park Place, at 3161 Michelson, for a 531,000 square foot office building and two parking garages with a parking capacity of approximately 5,000 vehicles. Completion is targeted for the second quarter of 2007 for the parking garages and third quarter 2007 for the office building.

During the second quarter we continued development activities at San Diego Tech Center, Lantana Media Campus, 17885 Von Karman Avenue at the Washington Mutual Irvine Campus, Mission City Corporate Center, Glendale North, Wateridge Plaza, Pacific Arts Plaza and 755 Figueroa.

Maguire Properties, Inc.
Second Quarter 2006

Investor Information

1733 Ocean Avenue	333 South Grand Avenue, Suite 400
Santa Monica, CA 90401	Los Angeles, CA 90071
Tel. (310) 857-1100	Tel. (213) 613-4503
Fax (310) 857-1198	Fax (213) 533-5103
- Senior Management -

Robert F. Maguire III	Chairman of the Board and Chief Executive Officer	William H. Flaherty	Senior Vice President, Marketing
Dallas E. Lucas	Executive Vice President and Chief Financial Officer	Robert P. Goodwin	Senior Vice President, Construction and Development
Paul S. Rutter	Executive Vice President, Major Transactions	Ted J. Bischak	Senior Vice President, Asset Management
Martin A. Griffiths	Executive Vice President, Operations	Peggy M. Moretti	Senior Vice President, Investor and Public Relations
Mark T. Lammas	Executive Vice President, Development	Peter Johnston	Senior Vice President, Leasing
Javier F. Bitar	Senior Vice President, Investments
- Corporate -

Investor Relations Contact: Peggy M. Moretti (310) 626-3300
Please visit our corporate website at: www.maguireproperties.com

- Equity Research Coverage -

A.G. Edwards & Sons	David AuBuchon	(314) 955-5452
Banc of America Securities	Ross Nussbaum	(212) 847-5677
Deutsche Bank	Louis Taylor	(212) 250-4912
Friedman Billings Ramsey	Wilkes J. Graham	(703) 312-9737
Green Street Advisors	Jim Sullivan	(949) 640-8780
Legg Mason	David Fick/John Guinee	(410) 454-5018
Lehman Brothers	David Harris	(212) 526-1790
Goldman Sachs	Jay Haberman	(917) 343-4260
Merrill Lynch	Steve Sakwa	(212) 449-0335
Credit Suisse	John Stewart	(212) 538-3183
Raymond James & Associates	Paul Puryear	(727) 567-3800
Citigroup	Jonathan Litt	(212) 816-0231
Wachovia Securities	Christopher Haley	(443) 263-6773

Transfer Agent

Continental Stock Transfer and Trust Company 17 Battery Place 8th Floor New York, NY 10004 (212) 845-3215

Timing
Quarterly results for the remainder of 2006 will be announced according to the following anticipated schedule:
Third Quarter 2006	Early November
Fourth Quarter 2006	Early February 2007
First Quarter 2007	Early May 2007

Maguire Properties, Inc.
Second Quarter 2006

Common Stock Data (NYSE: MPG)
Maguire Properties' common stock is traded primarily on the New York Stock Exchange under the symbol: MPG. MPG's common stock had the following characteristics during the past five quarters (based on New York Stock Exchange prices):

	2nd Quarter 2006	1st Quarter 2006	4th Quarter 2005	3rd Quarter 2005	2nd Quarter 2005

High Price	$36.47	$36.60	$32.43	$30.37	$28.39
Low Price	$30.98	$30.15	$27.33	$25.92	$23.07
Closing Price	$35.17	$36.50	$30.90	$30.05	$28.34
Dividends per share - Annualized	$1.60	$1.60	$1.60	$1.60	$1.60
Closing Dividend Yield - Annualized	4.55%	4.38%	5.18%	5.32%	5.65%
Closing Common Shares and Limited Partnership Units Outstanding (in thousands)	54,368	53,706	53,808	53,804	53,791
Closing Market Value of Common Shares and Limited Partnership Units Outstanding (in thousands)	$1,912,130	$1,960,258	$1,662,680	$1,616,801	$1,524,439

Dividends per Share

	2nd Quarter 2006	1st Quarter 2006	4th Quarter 2005	3rd Quarter 2005	2nd Quarter 2005

Common Stock
Amount	$0.4000	$0.4000	$0.4000	$0.4000	$0.4000
Declared	June 21, 2006	March 22, 2006	December 15, 2005	September 20, 2005	June 21, 2005
Record	June 30, 2006	March 31, 2006	December 30, 2005	September 30, 2005	June 30, 2005
Paid	July 31, 2006	April 28, 2006	January 31, 2006	October 28, 2005	July 29, 2005

Preferred Stock
Amount	$0.4766	$0.4766	$0.4766	$0.4766	$0.4766
Declared	June 21, 2006	March 22, 2006	December 15, 2005	September 20, 2005	June 21, 2005
Record	June 30, 2006	March 31, 2006	December 30, 2005	September 30, 2005	June 30, 2005
Paid	July 31, 2006	April 28, 2006	January 31, 2006	October 28, 2005	July 29, 2005

Maguire Properties, Inc.
Second Quarter 2006

Consolidated Financial Results

Maguire Properties, Inc.
Second Quarter 2006

Financial Highlights
(unaudited and in thousands, except per share amounts)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005
Income Items:
Revenue including discontinued operations (1)	$109,467	$109,282	$134,254	$128,809	$131,332
Straight line rent including discontinued operations	$2,347	$3,214	$3,364	$3,283	$3,362
Fair value lease revenue including discontinued operations (2)	$2,199	$2,819	$2,517	$2,416	$2,217
Lease termination fees	$295	$-	$3,969	$127	$295
Office property operating margin (3)	66.4%	66.1%	65.5%	65.5%	66.1%
Net (loss) income available to common shareholders	$(14,522)	$84,797	$(12,091)	$(16,133)	$(12,055)

Funds from operations (FFO) available
to common shareholders (4)	$18,750	$23,636	$25,787	$24,109	$22,847
FFO per common share - diluted (4)	$0.41	$0.51	$0.58	$0.5457	$0.53
FFO per common share before loss from early extinguishment of debt - diluted (4)	$0.48	$0.53	$0.58	$0.5457	$0.55
Net (loss) income per common share - diluted	$(0.31)	$1.84	$(0.27)	$(0.37)	$(0.28)
Dividends declared per common share	$0.40	$0.40	$0.40	$0.40	$0.40
Dividends declared per preferred share (5)	$0.48	$0.48	$0.48	$0.48	$0.48

Ratios:
Interest coverage ratio (6)	1.58	4.74	1.77	1.75	1.73
Interest coverage ratio before loss from early extinguishment of debt and gain on sale of real estate (7)	1.69	1.84	1.77	1.75	1.76
Fixed-charge coverage ratio (8)	1.40	4.17	1.59	1.57	1.56
Fixed-charge coverage ratio before loss from early extinguishment of debt and gain on sale of real estate (9)	1.49	1.62	1.59	1.57	1.58
FFO payout ratio (10)	97.6%	78.4%	68.4%	72.7%	75.5%
FFO payout ratio before loss from early extinguishment of debt (11)	83.1%	76.2%	68.6%	72.7%	72.7%
AFFO payout ratio (12)	256.7%	163.5%	134.9%	149.1%	131.5%

Capitalization:
Total consolidated debt (13)	$2,688,131	$2,559,016	$3,353,234	$3,345,201	$3,334,730
Preferred stock @ quarter end	$250,000	$250,000	$250,000	$250,000	$250,000
Common stock price @ quarter end	$35.17	$36.50	$30.90	$30.05	$28.34
Common equity value @ quarter end (14)	$1,912,130	$1,960,258	$1,662,680	$1,616,801	$1,524,439
Total consolidated market capitalization	$4,850,261	$4,769,274	$5,265,914	$5,212,002	$5,109,169
Company portion of joint venture debt	$161,650	$161,650	$-	$-	$-
Combined market capitalization	$5,011,911	$4,930,924	$5,265,914	$5,212,002	$5,109,169

Consolidated debt / total market capitalization	55.4%	53.7%	63.7%	64.2%	65.3%
Combined debt / total market capitalization	56.9%	55.2%	63.7%	64.2%	65.3%
Consolidated debt plus preferred stock / total market capitalization	60.6%	58.9%	68.4%	69.0%	70.2%
Combined debt plus preferred stock / total market capitalization	61.8%	60.2%	68.4%	69.0%	70.2%
_________

(1)
Includes gross revenue from hotel operations of $6,888, $6,676, $6,527, $5,832 and $5,763 for the three months ended June 30, 2006, March 31, 2006, December 31, 2005, September 30, 2005, and June 30, 2005, respectively.

(2)	Represents the net adjustment for above and below market leases, which are being amortized over the remaining term of the respective leases from the date of acquisition.
(3)
Calculated as follows: (rental, tenant reimbursement and parking revenues - rental property operating and maintenance expense, real estate taxes and parking expenses) / rental, tenant reimbursement and parking revenues, including discontinued operations.

(4)	For a definition and discussion of FFO, see page 44. For a quantitative reconciliation of the differences between FFO and net income, see page 12.
(5)	Preferred dividend declared for three months ended July 31, 2006, April 30, 2006, January 31, 2006, October 31, 2005 and July 31, 2005.
(6)
Calculated as earnings before interest, taxes and depreciation and amortization and preferred dividends, or EBITDA, of $63,076, $176,136, $80,723, $78,218 and $78,442, respectively, divided by cash interest expense of $39,841, $37,140, $45,604, $44,780 and $45,381, respectively. For a definition of cash interest expense, see page 16. For a discussion of EBITDA, see page 45. For a quantitative reconciliation of the differences between EBITDA and net income, see page 14.

(7)
Calculated as EBITDA before loss from early extinguishment of debt and gain on sale of real estate entities, of $67,183, $68,309, $80,842, $78,218 and $79,556, respectively divided by cash interest expense of $39,841, $37,140, $45,604, $44,780 and $45,381, respectively.

(8)
Calculated as EBITDA of $63,076, $176,136, $80,723, $78,218 and $78,442, respectively divided by fixed charges of $44,941, $42,238, $50,689, $49,858 and $50,452. For a definition of fixed charges, see page 16.

(9)
Calculated as EBITDA before loss from early extinguishment of debt and gain on sale of real estate entities of $67,183, $68,309, $80,842, $78,218 and $79,556, respectively divided by fixed charges of $44,941, $42,238, $50,689, $49,858 and $50,452.

(10)	Calculated as dividend declared per common share divided by FFO per common share - diluted.
(11)	Calculated as dividend declared per common share divided by FFO per common share before loss from early extinguishment of debt - diluted
(12)
Calculated as common stock dividends and distributions declared of $21,747, $21,482, $21,523, $21,521 and $21,516, respectively divided by AFFO of $8,472, $13,138, $15,953, $14,430 and $16,360, respectively. For a definition of AFFO, see page 45. For a quantitative reconciliation of the differences between AFFO and FFO, see page 13.

(13)	Excludes the Washington Mutual Irvine Campus note of $45.2 million, which was paid in November 2005.
(14)	Assuming 100% conversion of the limited partnership units in the operating partnership into shares of our common stock.

Maguire Properties, Inc.
Second Quarter 2006

Consolidated Balance Sheets
(in thousands)

	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Assets
Investments in real estate	$3,221,003	$3,190,004	$3,897,893	$3,901,528	$3,885,973
Less: accumulated depreciation and amortization	(308,450)	(284,235)	(309,270)	(277,952)	(245,234)
	2,912,553	2,905,769	3,588,623	3,623,576	3,640,739
Cash and cash equivalents including restricted cash	231,570	133,814	114,054	155,868	166,697
Rents, deferred rents and other receivables	61,645	57,515	55,997	48,726	46,055
Deferred charges, net	181,592	189,037	241,887	253,344	261,970
Other assets	60,395	58,366	68,630	63,053	66,093
Investment in unconsolidated joint venture	28,431	34,210	-	-	-
Total assets	$3,476,186	$3,378,711	$4,069,191	$4,144,567	$4,181,554

Liabilities, minority interests and stockholders' equity
Loans payable	$2,688,131	$2,559,016	$3,353,234	$3,390,401	$3,379,930
Dividends and distributions payable	24,925	24,660	24,701	24,699	24,694
Accounts payable, accrued interest payable and other liabilities	156,107	153,371	114,965	119,744	121,326
Acquired lease obligations, net	79,955	83,699	99,584	104,749	116,201
Total liabilities	2,949,118	2,820,746	3,592,484	3,639,593	3,642,151

Minority interests	38,975	44,532	40,070	47,329	53,332

Stockholders' equity
Common and preferred stock and additional paid in capital	671,437	668,327	666,182	659,322	659,309
Accumulated deficit and dividends	(200,520)	(167,213)	(233,481)	(202,658)	(168,684)
Accumulated other comprehensive income (loss), net	17,176	12,319	3,936	981	(4,554)
Total stockholders' equity	488,093	513,433	436,637	457,645	486,071
Total liabilities, minority interests and stockholders' equity	$3,476,186	$3,378,711	$4,069,191	$4,144,567	$4,181,554

Maguire Properties, Inc.
Second Quarter 2006

Consolidated Statements of Operations (1)
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005

Revenue:
Rental	$67,587	$67,780	$80,220	$80,396	$79,435
Tenant reimbursements	20,810	22,068	30,298	28,569	28,669
Hotel operations	6,888	6,676	6,527	5,832	5,763
Parking	10,176	10,323	11,643	12,003	11,417
Management, leasing and development services to affiliates	1,462	1,655	563	1,147	1,001
Interest and other	2,544	780	5,003	862	1,137
Total revenue	109,467	109,282	134,254	128,809	127,422

Expenses:
Rental property operating and maintenance	21,240	21,731	26,598	28,069	25,865
Hotel operating and maintenance	4,262	4,185	4,247	3,827	3,821
Real estate taxes	8,819	9,366	12,308	10,702	11,207
Parking expenses	3,071	2,879	3,208	2,971	3,140
General and administrative and other	8,568	6,134	6,385	4,356	5,293
Ground lease	17	268	666	666	666
Depreciation and amortization	35,170	34,608	46,075	49,123	43,254
Interest	34,306	33,084	44,558	43,982	43,373
Loss from early extinguishment of debt	4,107	642	119	-	442
Total expenses	119,560	112,897	144,164	143,696	137,061

Loss from continuing operations before equity in net
loss of unconsolidated joint venture and minority interests	(10,093)	(3,615)	(9,910)	(14,887)	(9,639)
Equity in net loss of unconsoldiated joint venture	(1,985)	(825)	-	-	-
Gain on sale of real estate	-	108,469	-	-	-
Minority interests attributable to continuing operations	2,322	(14,466)	2,585	3,520	2,755
(Loss) income from continuing operations	(9,756)	89,563	(7,325)	(11,367)	(6,884)

Loss from discontinued operations	-	-	-	-	(500)
Minority interests attributable to discontinued operations	-	-	-	-	95
Net (loss) income	(9,756)	89,563	(7,325)	(11,367)	(7,289)

Preferred stock dividends	(4,766)	(4,766)	(4,766)	(4,766)	(4,766)

Net (loss) income allocable to common shareholders	$(14,522)	$84,797	$(12,091)	$(16,133)	$(12,055)
Net (loss) income per common share - basic	$(0.31)	$1.85	$(0.27)	$(0.37)	$(0.28)
Net (loss) income per common share - diluted	$(0.31)	$1.84	$(0.27)	$(0.37)	$(0.28)

Weighted-average shares outstanding - basic	46,156,438	45,723,233	44,066,753	43,901,117	43,146,500
Weighted-average shares outstanding - diluted	46,156,438	46,054,880	44,066,753	43,901,117	43,146,500
__________
(1)	Certain prior period amounts have been reclassified to conform to the current period presentation..

Maguire Properties, Inc.
Second Quarter 2006

MMO Unconsolidated Joint Venture Statement of Operations
(in thousands, except for per share amounts)
(unaudited)

		Period from
	Three Months Ended	January 5, 2006
	June 30, 2006	to March 31, 2006

Revenue:
Rental	$19,178	$18,142
Tenant reimbursements	6,967	6,403
Parking	1,869	1,791
Interest and other	4,895	62
Total revenue	32,909	26,398

Expenses:
Rental property operating and maintenance	6,065	4,941
Real estate taxes	3,699	2,623
Parking expenses	391	366
Depreciation and amortization	17,487	11,763
Interest	10,907	10,309
Other	1,204	522
Total expenses	39,753	30,524

Net loss	$(6,844)	$(4,126)

Company share	(1,369)	(825)
Intercompany eliminations	(616)	-
Equity in net loss of unconsolidated joint venture	$(1,985)	$(825)

Maguire Properties, Inc.
Second Quarter 2006

Funds from Operations (1)
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005

Reconciliation of net (loss) income to funds from operations:
Net (loss) income available to common shareholders	$(14,522)	$84,797	$(12,091)	$(16,133)	$(12,055)
Adjustments:
Minority interests	(2,322)	14,466	(2,585)	(3,520)	(2,850)
Gain from sale of real estate	-	(108,469)	-	-	-
Real estate depreciation and amortization	35,095	34,521	45,976	49,024	43,155
Company share of real estate depreciation and amortization
from unconsolidated joint venture	3,497	2,353	-	-	-
Funds from operations available to common shareholders
and unit holders (FFO)	$21,748	$27,668	$31,300	$29,371	$28,250
Company share of FFO (2)	$18,750	$23,636	$25,787	$24,109	$22,847

FFO per share - basic	$0.41	$0.52	$0.59	$0.55	$0.53
FFO per share - diluted	$0.41	$0.51	$0.58	$0.55	$0.53

Weighted-average shares outstanding - basic	46,156,438	45,723,233	44,066,753	43,901,117	43,146,500
Weighted-average shares outstanding - diluted	46,290,201	46,054,880	44,380,207	44,183,460	43,336,808
Weighted-average diluted shares and units	53,696,117	53,881,456	53,856,915	53,538,625	53,434,447

Reconciliation of FFO to FFO before loss from early extinguishment of debt:
FFO available to common shareholders and unit holders (FFO)	$21,748	$27,668	$31,300	$29,371	$28,250
Add: loss from early extinguishment of debt	4,107	642	119	-	442
Add: loss from early extinguishment of debt (discontinued operations)	-	-	-	-	672
FFO before loss from early extinguishment of debt	$25,855	$28,310	$31,419	$29,371	$29,364

Company share of FFO before loss from early extinguishment
of debt (2)	$22,290	$24,184	$25,885	$24,109	$23,748

FFO per share before loss from early extinguishment of
debt - basic	$0.48	$0.53	$0.59	$0.55	$0.55
debt - diluted	$0.48	$0.53	$0.58	$0.55	$0.55
 _________
(1)	For the definition and discussion of FFO, see page 44.
(2)
Based on a weighted average interest in our operating partnership of 86.2%, 85.4%, 82.4%, 82.1% and 80.9% for the three months ended June 30, 2006, March 31, 2006, December 31, 2005, September 30, 2005 and June 30, 2005, respectively.

Maguire Properties, Inc.
Second Quarter 2006

Adjusted Funds from Operations (1)
(unaudited and in thousands)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005

FFO	$21,748	$27,668	$31,300	$29,371	$28,250
Non-real estate depreciation	75	87	99	99	99
Amortization of deferred financing costs	1,246	1,264	1,325	1,268	1,613
Accretion of interest rate swap sold	(1,023)	(953)	(953)	(953)	(953)
Non-cash stock compensation	2,097	1,044	1,009	965	1,028
Loss from early extinguishment of debt (2)	4,107	642	119	-	1,114
Straight line rents	(2,347)	(3,214)	(3,364)	(3,283)	(3,362)
Fair value lease revenue	(2,199)	(2,819)	(2,517)	(2,416)	(2,217)
Capitalized payments (3)	(6,005)	(4,549)	(3,551)	(3,052)	(1,440)
Non-recoverable capital expenditures (4)	(1,052)	(815)	(1,166)	(989)	(419)
Recoverable capital expenditures	(716)	(52)	(592)	(353)	(400)
Hotel improvements, equipment upgrades and replacements (5)	(421)	(136)	(12)	(188)	(98)
2nd generation tenant improvements and leasing commissions (6), (7), (8)	(6,331)	(4,509)	(5,744)	(6,039)	(6,855)
MMO Joint venture AFFO adjustments	(707)	(520)	-	-	-

Adjusted funds from operations (AFFO)	$8,472	$13,138	$15,953	$14,430	$16,360
__________
(1)	For the definition and computation method of AFFO, see page 45. For a quantitative reconciliation of the differences between AFFO and cash flow from operating activities, see page 14.
(2)	Includes $3.1 million in cash defeasance costs funded from the net proceeds of our $125.0 million Glendale Center refinancing.
(3)	Includes capital lease principal payments, capitalized leasing and development payroll, and capitalized interest.
(4)	Excludes $2.2 million of renovation costs at Lantana Media Campus.
(5)
Excludes $0.0 million, $0.0 million, $0.3 million, $1.8 million and $0.9 million of expenditures for the three months ended June 30, 2006, March 31, 2006, December 31, 2005, September 30, 2005, and June 30, 2005, respectively, related to the renovation of the hotel.

(6)
Excludes 2nd generation tenant improvements and leasing commissions of $0.0 million, $0.0 million, $0.5 million, $0.1 million and $0.0 million for the three months ended June 30, 2006, March 31, 2006, December 31, 2005, September 30, 2005 and June 30, 2005, respectively, related to leases executed prior to and fully reserved ($35.2 million) at our initial public offering. As of June 30, 2006, $2.3 million of this reserve remains.

(7)
Excludes 1st generation tenant improvements and leasing commissions of $0.6 million, $1.0 million, $5.6 million, $2.4 million and $1.1 million for the three months ended June 30, 2006, March 31, 2006, December 31, 2005, September 30, 2005 and June 30, 2005, respectively.

(8)
Excludes tenant improvements and leasing commissions of $3.1 million, $5.0 million, $4.1 million, $7.0 million and $3.2 million for the three months ended June 30, 2006, March 31, 2006, December 31, 2005, September 30, 2005 and June 30, 2005 respectively, related to leasing costs fully reserved ($37.6 million) at the closing of the CommonWealth Portfolio, San Diego Tech Center and Pacific Center acquisitions. At June 30, 2006, $14.2 million of this reserve remains.

Maguire Properties, Inc.
Second Quarter 2006

Reconciliation of
Earnings Before Interest, Taxes and Depreciation and Amortization (1)
and Adjusted Funds From Operations (2)
(unaudited and in thousands)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005

Reconciliation of net (loss) income to earnings before interest, taxes and depreciation and amortization (EBITDA):
Net (Loss) Income	$(9,756)	$89,563	$(7,325)	$(11,367)	$(7,289)
Add: Minority interests	(2,322)	14,466	(2,585)	(3,520)	(2,850)
Interest expense, including discontinued operations	34,306	33,084	44,558	43,982	45,327
Company share of interest expense included in unconsolidated joint venture	2,181	2,062	-	-	-
Depreciation and amortization, including discontinued operations	35,170	34,608	46,075	49,123	43,254
Company share of depreciation and amortization included in unconsolidated joint venture	3,497	2,353	-	-	-
EBITDA	$63,076	$176,136	$80,723	$78,218	$78,442

EBITDA	$63,076	$176,136	$80,723	$78,218	$78,442
Add: loss from early extinguishment of debt	4,107	642	119	-	442
Add: loss from early extinguishment of debt included in discontinued operations	-	-	-	-	672
Less: gain on sale of real estate	-	(108,469)	-	-	-
EBITDA before loss from early extinguishment of debt and gain on sale of real estate	$67,183	$68,309	$80,842	$78,218	$79,556

Reconciliation of cash flows from operating activities to adjusted funds from operations (AFFO):

Cash flows from operating activities	$23,750	$16,720	$17,674	$19,993	$44,248
Changes in other assets and liabilities	(6,758)	1,930	5,793	2,006	(20,116)
Non-recoverable capital expenditures	(1,052)	(815)	(1,166)	(989)	(419)
Recoverable capital expenditures	(716)	(52)	(592)	(353)	(400)
Hotel improvements, equipment upgrades and replacements (3)	(421)	(136)	(12)	(188)	(98)
2nd generation tenant improvements and leasing commissions (4), (5), (6)	(6,331)	(4,509)	(5,744)	(6,039)	(6,855)
AFFO	$8,472	$13,138	$15,953	$14,430	$16,360
__________
(1)	For the definition and discussion of EBITDA, see page 45.
(2)	For the definition and discussion of AFFO, see page 45.
(3)
Excludes $0.0 million, $0.0 million, $0.3 million, $1.8 million and $0.9 million of expenditures for the three months ended June 30, 2006, March 31, 2006, December 31, 2005, September 30, 2005, and June 30, 2005, respectively, related to the renovation of the hotel.

(4)
Excludes 2nd generation tenant improvements and leasing commissions of $0.0 million, $0.0 million, $0.5 million, $0.1 million and $0.0 million for the three months ended June 30, 2006, March 31, 2006, December 31, 2005, September 30, 2005 and June 30, 2005, respectively, related to leases executed prior to and fully reserved ($35.2 million) at our initial public offering. As of June 30, 2006, $2.3 million of this reserve remains.

(5)
Excludes 1st generation tenant improvements and leasing commissions of $0.6 million, $1.0 million, $5.6 million, $2.4 million and $1.1 million for the three months ended June 30, 2006, March 31, 2006, December 31, 2005, September 30, 2005 and June 30, 2005, respectively.

(6)
Excludes tenant improvements and leasing commissions of $3.1 million, $5.0 million, $4.1 million, $7.0 million and $3.2 million for the three months ended June 30, 2006, March 31, 2006, December 31, 2005, September 30, 2005 and June 30, 2005 respectively, related to leasing costs fully reserved ($37.6 million) at the closing of the CommonWealth Portfolio, San Diego Tech Center and Pacific Center acquisitions. At June 30, 2006, $14.2 million of this reserve remains.

Maguire Properties, Inc.
Second Quarter 2006

Capital Structure

Consolidated Debt (in thousands)

Debt
(in thousands)
Aggregate Principal
June 30, 2006

Mortgage and Other Secured Loans Payable	$2,688,131
Secured Credit Facility	-
Total Consolidated Debt	2,688,131
Company share of MMO joint venture debt	161,650
Total Combined Debt	$2,849,781

Equity
(in thousands)
	Shares Outstanding	Total Liquidation Preference

Preferred Stock	10,000	250,000
	Shares Outstanding	Market Value(1)

Common Stock	46,962	$1,651,664
Operating Partnership Units	7,406	260,466
Total Common Equity	54,368	1,912,130
Total Consolidated Market Capitalization		$4,850,261
Total Combined Market Capitalization (2)		$5,011,911
__________
(1)	Value based on the New York Stock Exchange closing price of $35.17 June 30, 2006.
(2)	Includes Company share of MMO Joint Venture debt.

Maguire Properties, Inc.
Second Quarter 2006

Debt Summary

Outstanding Debt
(in thousands)
	Maturity Date		Principal Balance as of June 30, 2006		% of Debt		Interest Rate as of June 30, 2006 (1)

Floating Rate Debt
Term Loan	March 15, 2010		$332,000		12.35%		7.08%
Gas Company Tower			280,000		10.42%		6.89%
Senior Mezzanine	July 7, 2008	(2)	30,000		1.12%		11.00%
Mortgage and Junior Mezzanine	July 6, 2007	(2), (3)	250,000		9.31%		6.39%
Wateridge Plaza	April 9, 2007	(4), (5)	62,880		2.34%		6.50%
777 Tower	September 10, 2009	(6)	40,000		1.49%		6.23%
Total Floating Rate Debt			714,880		26.59%	(7)	6.91%

Fixed Rate Debt
Pacific Arts Plaza	April 1, 2012		270,000		10.04%		5.15%
US Bank Tower	July 1, 2013		260,000		9.67%		4.66%
Wells Fargo Tower (Los Angeles, CA)	July 1, 2010		250,000		9.30%		4.68%
KPMG Tower	November 1, 2011		210,000		7.81%		5.14%
Park Place	November 1, 2014		170,000		6.32%		5.64%
Glendale Center	July 11, 2016		125,000		4.65%		5.82%
Pacific Center	May 6, 2016		117,082	(8)	4.36%		5.76%
777 Tower	September 10, 2009	(6)	114,569	(9)	4.26%		4.81%
Regents Square I & II	April 1, 2012		103,600		3.85%		5.13%
Park Place	March 12, 2012		100,000		3.72%		5.39%
Lantana Media Campus	January 6, 2010		98,000		3.65%		4.94%
801 North Brand	April 6, 2015		75,540		2.81%		5.73%
Mission City Corporate Center	April 1, 2012		52,000		1.93%		5.09%
700 North Central	April 6, 2015		27,460		1.02%		5.73%
Total Fixed Rate Debt			1,973,251		73.41%	(7)	5.16%
Total Consolidated Debt			$2,688,131		100.00%		5.62%
__________
(1)	To calculate the variable interest rates, the one-month LIBOR rate of 5.33%% at June 30, 2006 was used.
(2)
Maturity accelerated to 2007 if the $250 million Gas Company Tower and junior mezzanine debt is not extended to 2008. The company has obtained a commitment to refinance this debt in August 2006 with a new $458 million, 10-year fixed rate, interest-only loan at 5.35% including the estimated cost of the forward commitment.

(3)	A one-year extension available at our option.
(4)	A two-year extension available at our option.
(5)	Includes $15.0 million of mezzanine debt.
(6)	The company obtained a commitment to refinance this debt in October 2006 with a new $273 million, 10-year fixed rate, interest-only loan at 5.84%.
(7)
After the Gas Company Tower and 777 Tower loan refinancings described in notes (2) and (6), and the expected repayments of the term loan with the net proceeds of these financings, the fixed rate and floating rate debt percentage of total debt would be 98% and 2%, respectively. The weighted average interest rate of our debt would be 5.20%.

(8)	Net of loan discount of $4.1 million.
(9)	Net of loan discount of $0.4 million.

Credit Facility
(in thousands)
	Maximum Available	Currently Available	Drawn
Secured Line of Credit as of June 30, 2006	$100,000	$100,000	$-

Financial Ratios
	Consolidated	Combined (a)
Interest coverage (b)	N/A	1.58
Interest coverage before loss from early extinguishment of debt and gain on sale of real estate(c)	N/A	1.69
Fixed-charge coverage (d)	N/A	1.40
Fixed-charge coverage before loss from early extinguishment of debt and gain on sale of real estate (e)	N/A	1.49
Debt to total market capitalization at quarter-end (f)	55.4%	56.9%
Debt plus preferred stock to total market capitalization at quarter-end (g)	60.6%	61.8%
(a) Includes the company's pro-rata share of MMO joint venture debt
(b)
EBITDA divided by cash interest expense. Cash interest expense relates to indebtedness, capitalized interest and capital leases less amortized deferred financing fees and amortization of the gain on sold interest rate swaps.

(c) EBITDA before loss on early extinguishment of debt and gain on sale of real estate divided by cash interest expense.
(d) Same as (b) except denominator includes scheduled debt principal payments, capital lease principal payments and preferred dividends.
(e) Same as (c) except denominator includes scheduled debt principal payments, capital lease principal payments and preferred dividends.
(f)
Mortgage debt and other loans divided by mortgage debt and other loans plus the liquidation preference of preferred stock and the market value of outstanding common stock and operating partnership units, assuming the conversion of operating partnership units into shares of our common stock.

(g) Same as (e) except numerator includes preferred stock.

Maguire Properties, Inc.
Second Quarter 2006

MMO Joint Venture Debt Summary
(in thousands)

Outstanding Debt
(in thousands)
	Maturity Date	Principal Balance as of June 30, 2006	% of Debt	Interest Rate as of June 30, 2006

Fixed Rate Debt
Wells Fargo Center (Denver, CO)	April 6, 2015	$276,000	34.15%	5.26%
One California Plaza	December 1, 2010	146,250	18.09%	4.73%
San Diego Tech Center	April 11, 2015	133,000	16.46%	5.70%
Washington Mutual Irvine Campus	December 11, 2011	106,000	13.11%	5.07%
Cerritos Corporate Center (1)	February 1, 2016	95,000	11.75%	5.54%
Stadium Gateway	February 1, 2016	52,000	6.43%	5.66%
Total Fixed Rate Debt		808,250	100.00%	5.27%
Total Joint Venture Debt		$808,250	100.00%	5.27%
Company portion of joint venture debt (2)		$161,650
__________
(1)	Cerritos is a joint venture property and all monthly debt service payments will be made by the joint venture. The Company is the guarantor on the loan through January 4, 2009.
(2)	The company owns twenty percent of the joint venture.

Maguire Properties, Inc.
Second Quarter 2006

Pro Forma Debt Maturities
(in thousands)

Property	2006	2007	2008	2009	2010	Thereafter	Total

Term Loan	$-	$-	$-	$-	$332,000	$-	$332,000
Gas Company Tower (1), (2)	-	-	280,000	-	-	-	280,000
Pacific Arts Plaza	-	-	-	-	-	270,000	270,000
US Bank Tower	-	-	-	-	-	260,000	260,000
Wells Fargo Tower (Los Angeles, CA) (3)	1,513	3,828	3,982	4,206	236,471	-	250,000
KPMG Tower (3)	-	-	-	246	3,034	206,720	210,000
Park Place	-	-	-	-	2,232	167,768	170,000
777 Tower (4)	-	-	-	154,569	-	-	154,569
Glendale Center	-	-	-	-	-	125,000	125,000
Pacific Center	-	-	-	-	-	117,082	117,082
Regents Square I & II	-	-	-	-	-	103,600	103,600
Park Place	-	-	-	-	-	100,000	100,000
Lantana Media Campus	-	-	-	-	98,000	-	98,000
801 North Brand	-	-	-	-	-	75,540	75,540
Wateridge Plaza	-	62,880	-	-	-	-	62,880
Mission City Corporate Center	-	-	-	-	-	52,000	52,000
700 North Central	-	-	-	-	-	27,460	27,460
Total	$1,513	$66,708	$283,982	$159,021	$671,737	$1,505,170	$2,688,131

Weighted Average Interest Rate	4.68%	6.40%	6.86%	5.17%	5.91%	5.27%	5.62%
Pro Forma (5)	$1,513	$66,708	$3,982	$4,452	$375,306	$2,236,170	$2,688,131

__________
(1)	Assumes exercise of extension option.
(2)	The company has obtained a commitment to refinance this debt in August 2006 with a new $458 million, 10-year fixed rate, interest-only loan at 5.35%, including the cost of the forward commitment.
(3)	Includes scheduled annual principal debt payments.
(4)
The company has obtained a commitment to refinance this debt in October 2006 with a new $273 million, 10-year fixed rate, interest-only loan at 5.84%, current loan balance is net of $431 thousand purchase discount.

(5)	Assumes the Gas Company Tower and 777 Tower loan refinancings described above in notes (2) and (4) and the expected repayments of the term loan with the net proceeds of these financings.

Maguire Properties, Inc.
Second Quarter 2006

MMO Joint Venture Debt Maturities
(in thousands)

Property	2006	2007	2008	2009	2010	Thereafter	Total

Wells Fargo Center (Denver, CO)	$-	$-	$-	$-	$-	$276,000	$276,000
One California Plaza (1)	-	239	2,825	2,984	140,202	-	146,250
San Diego Tech Center	-	-	-	-	-	133,000	133,000
Washington Mutual Irvine Campus	-	-	-	-	-	106,000	106,000
Cerritos Corporate Center	-	-	-	-	-	95,000	95,000
Stadium Gateway	-	-	-	-	-	52,000	52,000
Total	$-	$239	$2,825	$2,984	$140,202	$662,000	$808,250

Weighted Average Rate	N/A	4.73%	4.73%	4.73%	4.73%	5.39%	5.27%
__________
(1)	Includes scheduled annual principal debt payments.

Maguire Properties, Inc.
Second Quarter 2006

Portfolio Data

Maguire Properties, Inc.
Second Quarter 2006

Same Store Analysis
(unaudited and in thousands)

	Three Months Ended June 30, (1)				Six Months Ended June 30, (2)
	2006	2005	% Change		2006	2005	% Change

Total Same Store Portfolio
Number of properties	16	16			9	9
Square Feet (3)	17,969,895	18,154,925			12,608,231	12,742,634
Percent of Total Effective Portfolio	87.0%	72.3%			61.0%	50.7%
Weighted Average Leased Rate (4)	89.8%	90.6%			90.3%	91.2%

GAAP
Breakdown of Net Operating Income:
Operating Revenues	$96,821	$95,205	1.7%	(5)	$145,613	$142,435	2.2%	(6)
Operating Expenses	33,384	32,791	1.8%		49,516	48,124	2.9%	(7)
Other Expenses	62	62	0.0%		125	125	0.0%
Net Operating Income	$63,375	$62,352	1.6%		$95,972	$94,186	1.9%

CASH BASIS
Breakdown of Net Operating Income:
Operating Revenues	$92,885	$91,471	1.5%	(5)	$139,458	$137,798	1.2%	(6)
Operating Expenses	33,384	32,791	1.8%		49,516	48,124	2.9%	(7)
Other Expenses	62	62	0.0%		125	125	0.0%
Net Operating Income	$59,439	$58,618	1.4%		$89,817	$89,549	0.3%

__________
(1)
Wholly owned properties included in the quarterly same store analysis are KPMG Tower, Gas Company Tower, Plaza Las Fuentes, Park Place I, Park Place II, US Bank Tower, Wells Fargo Tower, Glendale Center, Lantana, 777 Tower, 801 N Brand, 700 N Central, Pacific Arts Plaza, Regents Square, Wateridge Plaza, and Mission City Corporate Center.

(2)
Wholly-owned properties included in the year-to-date same store analysis are KPMG Tower, Gas Company Tower, Plaza Las Fuentes, Park Place I, Park Place II, US Bank Tower, Wells Fargo Tower, Glendale Center, and Lantana.

(3)
Property square footage year-to-date and quarterly analyses decreased in 2006 compared to 2005 due to a change in Park Place parking square footage. In addition, for the quarterly property square footage, there was a remeasurement at Pacific Arts Plaza during the fourth quarter of 2005.

(4)	Represents weighted average occupancy for the same store portfolio.
(5)
Increase primarily due to a significant lease commencement at Park Place and increased rents on a significant tenant at Wateridge Plaza offset by lost rents due to a tenant lease expiration at US Bank Tower and a decrease in parking revenue due to a loss of parking spaces in connection with ongoing construction activity at Park Place.

(6)
Increase primarily due to a significant lease commencement at Park Place offset by lost rents due to a tenant lease expiration at US Bank Tower and a decrease in parking revenue due to a loss of parking spaces in connection with ongoing construction activity at Park Place.

(7)
Increase primarily due to additional costs incurred related to a significant lease commencement at Park Place and an increase in property tax assessments at Glendale Center, Wells Fargo Tower and KPMG Tower.

Second Quarter 2006

Portfolio Overview - Square Footage

OFFICE PROPERTIES	RSF	OWNERSHIP PERCENTAGE	EFFECTIVE RSF
LOS ANGELES COUNTY
Los Angeles Central Business District Submarket
Gas Company Tower	1,313,409	100%	1,313,409
US Bank Tower	1,393,280	100%	1,393,280
Wells Fargo Tower	1,382,666	100%	1,382,666
KPMG Tower	1,139,730	100%	1,139,730
777 Tower	1,007,651	100%	1,007,651
One California Plaza	990,076	20%	198,015
Total Los Angeles Central Business District Submarket	7,226,812		6,434,751

Tri-Cities Submarket
Glendale Center	386,365	100%	386,365
801 North Brand	281,199	100%	281,199
Plaza Las Fuentes	189,947	100%	189,947
700 North Central	143,730	100%	143,730
Total Tri-Cities Submarket	1,001,241		1,001,241

Santa Monica Professional and Entertainment Submarket
Lantana Media Campus	328,092	100%	328,092
Total Santa Monica Professional and Entertainment Submarket	328,092		328,092

Cerritos Office Submarket
Cerritos Corporate Center - Phase I	221,968	20%	44,394
Cerritos Corporate Center - Phase II	104,567	20%	20,913
Total Cerritos Office Submarket	326,535		65,307

TOTAL LOS ANGELES COUNTY	8,882,680		7,829,391

ORANGE COUNTY
John Wayne Airport Submarket
Park Place	1,893,817	100%	1,893,817
Washington Mutual Irvine Campus	414,595	20%	82,919
Total John Wayne Airport Submarket	2,308,412		1,976,736

Costa Mesa Submarket
Pacific Arts Plaza	785,123	100%	785,123
Total Costa Mesa Submarket	785,123		785,123

Anaheim Submarket
Stadium Gateway	272,826	20%	54,565
Total Anaheim Submarket	272,826		54,565
TOTAL ORANGE COUNTY	3,366,361		2,816,424

SAN DIEGO COUNTY
UTC (University Town Center)
Regents Square I & II	310,713	100%	310,713
Total UTC	310,713		310,713

Sorrento Mesa
Wateridge Plaza	267,579	100%	267,579
San Diego Tech Center	644,572	20%	128,914
Total Sorrento Mesa	912,151		396,493

Mission Valley
Mission City Corporate Center	190,747	100%	190,747
Pacific Center	438,858	100%	438,858
Total Mission Valley	629,605		629,605

TOTAL SAN DIEGO COUNTY	1,852,469		1,336,811

Maguire Properties, Inc.
Second Quarter 2006

Portfolio Overview - Square Footage (continued)

OFFICE PROPERTIES	RSF
OTHER
Denver, CO - Downtown Submarket
Wells Fargo Center	1,202,385		20%	240,477

TOTAL OTHER	1,202,385			240,477
TOTAL OFFICE PROPERTIES	15,303,895	(1)		12,223,103

RETAIL PROPERTY	RSF
John Wayne Airport Submarket
Park Place	124,279	100%	124,279
TOTAL RETAIL PROPERTY	124,279		124,279

	Number of
HOTEL PROPERTY	Rooms	SF
Westin Hotel, Pasadena, CA	350	266,000	100%	266,000
TOTAL HOTEL PROPERTY		266,000		266,000

PARKING PROPERTIES	Vehicle Capacity	SF	Effective Vehicle Capacity	Effective SF
On-Site Parking	27,053	8,372,784	20,544	6,451,430
Off-Site Garages	5,040	1,600,817	5,040	1,600,817
TOTAL PARKING PROPERTIES	32,093	9,973,601	25,584	8,052,247

TOTAL PORTFOLIO		25,667,775		20,665,629

________
(1)	Total square footage includes 343,345 square feet of retail space located within the office properties.

Maguire Properties, Inc.
Second Quarter 2006

-----

Maguire Properties, Inc.
Second Quarter 2006

Portfolio Overview - Leased Percentage and In-Place Rents

Property	Submarket	Square Feet	% Leased	Annualized Rent (1)	Ownership Interest ( % )	MP % of Annualized Rent (1)	Annualized Rent $/RSF (2)

Office Properties
Gas Company Tower	Los Angeles Central Business District	1,313,409	96.5%	$32,598,097	100%	$32,598,097	$25.71
US Bank Tower	Los Angeles Central Business District	1,393,280	85.0%	31,175,240	100%	31,175,240	26.33
Wells Fargo Tower	Los Angeles Central Business District	1,382,666	90.6%	24,003,848	100%	24,003,848	19.17
KPMG Tower	Los Angeles Central Business District	1,139,730	65.4%	15,226,684	100%	15,226,684	20.42
777 Tower	Los Angeles Central Business District	1,007,651	88.1%	17,187,308	100%	17,187,308	19.36
One California Plaza	Los Angeles Central Business District	990,076	86.2%	15,453,089	20%	3,090,618	18.11
Subtotal LACBD		7,226,812	85.7%	135,644,266		123,281,795	21.91

Glendale Center	Tri-Cities	386,365	80.9%	6,373,202	100%	6,373,202	20.38
801 North Brand	Tri-Cities	281,199	90.7%	4,489,980	100%	4,489,980	17.61
Plaza Las Fuentes	Tri-Cities	189,947	99.7%	3,619,911	100%	3,619,911	19.12
700 North Central	Tri-Cities	143,730	80.6%	1,981,859	100%	1,981,859	17.10
Subtotal Tri-Cities		1,001,241	87.2%	16,464,952		16,464,952	18.86

Lantana Media Campus	Santa Monica Professional & Entertainment	328,092	93.6%	9,810,334	100%	9,810,334	31.95
Subtotal Santa Monica Professional & Entertainment		328,092	93.6%	9,810,334		9,810,334	31.95

Cerritos - Phase I	Cerritos Office	221,968	100.0%	5,666,843	20%	1,133,369	25.53
Cerritos - Phase II	Cerritos Office	104,567	100.0%	2,482,421	20%	496,484	23.74
Subtotal Cerritos		326,535	100.0%	8,149,264		1,629,853	24.96

Subtotal Los Angeles County		8,882,680	86.7%	170,068,816		151,186,934	22.09

Park Place	John Wayne Airport	1,893,817	92.5%	24,463,917	100%	24,463,917	13.97
Washington Mutual Irvine Campus	John Wayne Airport	414,595	100.0%	8,631,398	20%	1,726,280	20.82
Subtotal John Wayne Airport		2,308,412	93.8%	33,095,315		26,190,197	15.28

Pacific Arts Plaza	Costa Mesa	785,123	89.0%	14,083,173	100%	14,083,173	20.15
Stadium Gateway	Anaheim	272,826	100.0%	5,297,883	20%	1,059,577	19.42

Subtotal Orange County		3,366,361	93.2%	52,476,371		41,332,947	16.73

Maguire Properties, Inc.
Second Quarter 2006

Portfolio Overview - Leased Percentage and In-Place Rents (continued)

Property	Submarket	Square Feet	% Leased	Annualized Rent (1)	Ownership Interest ( % )	MP % of Annualized Rent (1)	Annualized Rent $/RSF (2)

Office Properties
Regents Square I & II	UTC (University Town Center)	310,713	87.1%	6,420,375	100%	6,420,375	23.72
Wateridge Plaza	Sorrento Mesa	267,579	100.0%	6,253,953	100%	6,253,953	23.37
Mission City Corporate Center	Mission Valley	190,747	97.7%	3,992,670	100%	3,992,670	21.42
San Diego Tech Center	Sorrento Mesa	644,572	93.2%	10,207,298	20%	2,041,460	16.99
Pacific Center	Mission Valley	438,858	88.6%	8,472,256	100%	8,472,256	21.79

Subtotal San Diego County		1,852,469	92.6%	35,346,552		27,180,714	20.62

Wells Fargo Center - Denver	Denver, CO - Downtown	1,202,385	92.2%	18,728,452	20%	3,745,690	16.89

Subtotal Denver, CO-Downtown		1,202,385	92.2%	18,728,452		3,745,690	16.89

Total/Weighted Average - Office Properties		15,303,895	89.2%	$276,620,191		$223,446,285	$20.25
Retail Property
Park Place	John Wayne Airport	124,279	96.8%	3,752,673	100%	3,752,673	31.21

Total/Weighted Average - Retail Property		124,279	96.8%	$3,752,673		$3,752,673	$31.21

Total/Weighted Average - Office & Retail Properties		15,428,174	89.3%	$280,372,864		$227,198,958	$20.35

Effective Portfolio (3)		12,347,382	88.4%				$20.81

Parking Revenue Schedule
	Square Feet	Total Vehicle Capacity	Effective Square Feet	Effective Vehicle Capacity	Annualized Parking Revenue(4)	Effective Annualized Parking Revenue(5)	Effective Annualized Parking Revenue Per Vehicle Capacity(6)

Total On-Site	8,372,784	27,053	6,451,430	20,544	$37,764,769	$31,996,320	$1,557
Total Off-Site	1,600,817	5,040	1,600,817	5,040	10,275,549	10,275,549	2,039

Total Parking	9,973,601	32,093	8,052,247	25,584	$48,040,318	$42,271,869	$1,652

__________
(1)
Annualized rent represents the annualized monthly contractual rent under existing leases as of December 31, 2005. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent."

(2)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.
(3)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.
(4)	Annualized parking revenue represents the annualized quarterly parking revenue as of June 30, 2006
(5)	Annualized parking revenue represents the annualized quarterly parking revenue as of June 30, 2006 adjusted to include 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.
(6)	Annualized parking revenue per vehicle capacity represents the annualized parking revenue as computed above, divided by the vehicle capacity.

Maguire Properties, Inc.
Second Quarter 2006

Portfolio Overview - Leased Rates and Weighted Average Remaining Lease Term

	Ownership Interest ( % )	Weighted Average Remaining Lease Term (in years)	% Leased Q2 2006	% Leased Q1 2006	% Leased Q4 2005	% Leased Q3 2005	% Leased Q2 2005

Gas Company Tower	100%	6.8	96.5%	96.9%	96.8%	98.6%	98.5%
US Bank Tower	100%	4.7	85.0%	83.0%	83.9%	83.4%	83.6%
Wells Fargo Tower	100%	6.2	90.6%	89.7%	88.7%	89.1%	85.4%
KPMG Tower	100%	8.3	65.4%	89.0%	89.0%	88.5%	91.0%
777 Tower	100%	6.8	88.1%	91.6%	91.6%	92.2%	92.2%
One California Plaza	20%	5.6	86.2%	86.3%	85.9%	88.1%	90.5%
Glendale Center	100%	5.5	80.9%	100.0%	100.0%	100.0%	100.0%
801 North Brand	100%	4.4	88.7%	87.7%	87.7%	85.3%	83.1%
Plaza Las Fuentes	100%	8.4	99.7%	99.7%	99.7%	99.7%	99.7%
700 North Central	100%	2.6	80.6%	80.6%	80.6%	77.1%	77.0%
Lantana Media Campus	100%	3.9	93.6%	94.6%	94.6%	94.0%	89.8%
Cerritos - Phase I	20%	8.3	100.0%	100.0%	100.0%	100.0%	100.0%
Cerritos - Phase II	20%	4.9	100.0%	100.0%	100.0%	100.0%	100.0%
Park Place	100%	3.8	92.5%	91.9%	91.8%	94.8%	94.9%
Washington Mutual Irvine Campus	20%	5.5	100.0%	100.0%	100.0%	100.0%	100.0%
Pacific Arts Plaza	100%	5.0	89.0%	89.0%	89.0%	86.2%	86.1%
Stadium Gateway	20%	3.8	100.0%	100.0%	-	-	-
Regents Square I & II	100%	3.7	87.1%	90.6%	87.9%	85.5%	86.8%
Wateridge Plaza	100%	2.2	100.0%	100.0%	100.0%	91.8%	91.8%
Mission City Corporate Center	100%	4.1	97.7%	95.2%	93.5%	92.3%	92.2%
San Diego Tech Center	20%	3.1	93.2%	96.5%	97.7%	94.6%	91.7%
Pacific Center	100%	3.4	88.6%	85.3%	-	-	-
Wells Fargo Center - Denver	20%	5.8	92.2%	92.2%	93.7%	87.2%	85.2%
Park Place - Retail	100%	7.7	96.8%	96.8%	98.2%	95.3%	92.8%

Total Portfolio		5.3	89.3%	91.5%	91.6%	91.1%	90.7%

Effective Portfolio (1)		5.2	88.4%	91.0%	91.6%	91.1%	90.7%

__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO Joint Venture portfolio

Maguire Properties, Inc.
Second Quarter 2006

Major Tenants - Office Properties

						% of Aggregate	Weighted Average
		Number of	Annualized	% of Total	Total Leased	Leased Square Feet	Remaining Lease Term	S & P Credit Rating /
	Tenant	Locations	Rent (1)	Annualized Rent	Square Feet	of Existing Portfolio	in Months	National Recognition (2)
	Rated
1	Southern California Gas Company	1	$16,807,929	7.4%	576,516	5.3%	64	A
2	Sempra (Pacific Enterprises)	1	8,504,539	3.7%	225,756	2.1%	48	A
3	Wells Fargo Bank (3)	2	6,084,094	2.7%	381,021	3.5%	79	AA
4	ConAgra, Inc.	1	5,411,330	2.4%	393,317	3.6%	50	BBB+
5	Cardinal Health	1	4,751,027	2.1%	185,982	1.7%	20	BBB
6	Bank of America	2	4,000,864	1.8%	182,617	1.7%	65	AA
7	US Bank, National Association	1	3,437,099	1.5%	154,872	1.4%	108	AA
8	Disney Enterprises	1	3,085,885	1.4%	156,215	1.4%	60	A-
9	GMAC Mortgage Corporation	1	2,706,138	1.2%	150,341	1.4%	90	AAA
10	Washington Mutual, FA (4)	4	2,526,164	1.1%	114,886	1.1%	62	A

	Total Rated / Weighted Average (5)		57,315,069	25.3%	2,521,523	23.2%	63

	Total Investment Grade Tenants		100,406,974	44.2%	4,935,446	45.2%

	Unrated - Nationally Recognized
11	Latham & Watkins	2	$9,723,372	4.3%	361,524	3.2%	54	3rd Largest US Law Firm
12	Gibson Dunn & Crutcher	1	6,103,475	2.7%	268,268	2.5%	137	18th Largest US Law Firm
13	Morrison & Foerster	1	5,329,600	2.3%	192,775	1.8%	64	24th Largest US Law Firm
14	Jones, Day, Reavis & Pogue	1	4,982,380	2.2%	152,166	1.4%	4	4th Largest US Law Firm
15	Munger Tolles & Olson	1	4,086,534	1.8%	186,890	1.7%	188	131st Largest US Law Firm
16	Marsh USA, Inc.	1	3,311,788	1.5%	189,245	1.7%	142	Prominent Risk Management Firm
17	KPMG	1	2,965,080	1.3%	175,525	1.6%	96	4th Largest US Accounting Firm
18	Bingham McCutchen	1	2,745,321	1.2%	104,712	1.0%	79	26th Largest US Law Firm
19	Sidley Austin Brown & Wood	1	2,458,370	1.1%	156,570	1.4%	178	5th Largest US Law Firm
20	Kirkland & Ellis	1	2,135,353	0.9%	106,523	1.0%	44	9th Largest US Law Firm

	Total Unrated / Weighted Average (5)		43,841,273	19.3%	1,894,198	17.3%	100

	Total Nationally Recognized Tenants		62,959,592	27.7%	2,881,119	26.4%

	Total / Weighted Average (5)		$101,156,342	44.6%	4,415,721	40.5%	79

	Total Investment Grade or Nationally Recognized Tenants		$163,366,567	71.9%	7,816,564	71.6%

__________
(1)
Annualized base rent is calculated as monthly contractual base rent under existing leases as of June 30, 2006, multiplied by 12; for those leases where rent has not yet commenced, the first month in which rent is to be received is used to determine annualized base rent.

(2)	S&P credit ratings are as of June 30, 2006, and rankings of law firms are based on total gross revenue in 2004 as reported by American Lawyer Media's LAW.com.
(3)	Includes 20% of annualized rent and leased square footage for WFC-Denver, one of our MMO joint venture properties.
(4)	Includes 20% of annualized rent and leased square footage for Washington Mutual Irvine Campus, one of our MMO joint venture properties.
(5)	The weighted average calculation is based on the net rentable square feet leased by each tenant.

Maguire Properties, Inc.
Second Quarter 2006
-----

Portfolio Tenant Classification Description (1), (2)

Accommodation and Food Services
2%
Public Administration
2%
Real Estate and Rental and Leasing
1%
Manufacturing
5%
Educational Services
1%
All Other Services
5%
Finance and Insurance
33%
Utilities
7%
Information
8%
Legal Services
24%
Professional, Scientific and Technical Services (except Legal Services)
10%
Finance and Insurance
Legal Services
Professional, Scientific and Technical Services (except Legal Services)
Information
Utilities
All Other Services
Manufacturing
Public Administration
Accommodation and Food Services
Real Estate and Rental and Leasing
Educational Services

(1) Percentages are based upon effective leased square feet.

(2) Classifications are based on the 'North American Industrial Classification System' (NAICS).

Maguire Properties, Inc.
Second Quarter 2006

Consolidated Lease Expirations - Total Portfolio

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	1,376,096	11.9%
2006	434,737	3.8%	$9,939,982	4.7%	$22.86	$22.95
2007	721,792	6.2%	15,757,656	7.4%	21.83	22.26
2008	863,983	7.6%	17,843,115	8.3%	20.65	21.52
2009	1,058,557	9.1%	24,051,958	11.2%	22.72	23.78
2010	1,758,810	15.2%	34,687,946	16.2%	19.72	21.72
2011	1,730,627	14.9%	38,195,043	17.9%	22.07	26.77
2012	544,673	4.7%	10,431,404	4.9%	19.15	21.04
2013	1,254,345	10.8%	25,061,905	11.7%	19.98	21.91
2014	301,759	2.6%	4,779,046	2.2%	15.84	21.93
2015	453,761	3.9%	10,661,160	5.0%	23.50	29.44
Thereafter	1,078,045	9.3%	22,496,265	10.5%	20.87	23.81

Total	11,577,185	100.0%	$213,905,480	100.0%	$20.97	$23.61

Leases Expiring in the Next 4 Quarters:
3rd Quarter 2006	112,853	1.0%	2,460,417	1.2%	21.80	22.01
4th Quarter 2006 (3)	321,884	2.8%	7,479,565	3.5%	23.24	23.28
1st Quarter 2007	122,783	1.0%	1,996,375	0.9%	16.26	16.26
2nd Quarter 2007	176,822	1.5%	3,613,775	1.7%	20.44	20.60

Total	734,342	6.3%	$15,550,132	7.3%	$21.18	$21.27
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Second Quarter 2006

Consolidated Lease Expirations - Los Angeles County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	1,048,659	13.8%
2006	299,764	4.0%	$7,368,242	5.0%	$24.58	$24.67
2007	420,218	5.5%	9,656,044	6.6%	22.98	23.50
2008	330,685	4.4%	6,642,304	4.5%	20.09	21.04
2009	536,172	7.1%	13,296,125	9.1%	24.80	25.32
2010	711,028	9.4%	18,981,726	13.0%	26.70	27.82
2011	1,208,014	16.0%	28,673,763	19.6%	23.74	28.82
2012	301,602	4.0%	6,197,716	4.2%	20.55	21.33
2013	1,026,334	13.6%	21,047,985	14.4%	20.51	22.13
2014	299,293	3.9%	4,733,179	3.2%	15.81	21.92
2015	375,359	5.0%	8,874,147	6.1%	23.64	29.37
Thereafter	1,008,941	13.3%	20,995,232	14.3%	20.81	23.72

Total	7,566,069	100.0%	$146,466,463	100.0%	$22.47	$25.28

Leases Expiring in the Next 4 Quarters:
3rd Quarter 2006	37,847	0.5%	1,048,975	0.7%	27.72	28.33
4th Quarter 2006 (3)	261,917	3.5%	6,319,267	4.3%	24.13	24.14
1st Quarter 2007	77,276	1.0%	1,216,229	0.8%	15.74	15.74
2nd Quarter 2007	51,044	0.7%	983,696	0.7%	19.27	19.24

Total	428,084	5.7%	$9,568,167	6.5%	$22.35	$22.41
 __________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Second Quarter 2006

Consolidated Lease Expirations - Orange County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	233,101	8.3%
2006	100,460	3.6%	$1,698,541	4.0%	$16.91	$16.91
2007	128,565	4.6%	2,315,686	5.5%	18.01	18.00
2008	266,149	9.5%	4,495,041	10.6%	16.89	17.18
2009	328,400	11.7%	6,616,973	15.8%	20.15	21.45
2010	899,632	32.1%	12,570,024	29.7%	13.97	16.23
2011	341,144	12.2%	5,616,538	13.3%	16.46	19.88
2012	190,369	6.8%	3,012,014	7.1%	15.82	19.16
2013	228,011	8.1%	3,994,823	9.4%	17.52	20.91
2014	2,466	0.1%	45,868	0.1%	18.60	23.40
2015	28,920	1.0%	697,073	1.6%	24.10	29.19
Thereafter	56,002	2.0%	1,237,182	2.9%	22.09	24.05

Total	2,803,219	100.0%	$42,299,763	100.0%	$16.46	$18.64

Leases Expiring in the Next 4 Quarters:
3rd Quarter 2006	62,607	2.2%	1,097,585	2.6%	17.53	17.53
4th Quarter 2006 (3)	37,853	1.4%	600,956	1.4%	15.88	15.88
1st Quarter 2007	42,141	1.5%	693,588	1.7%	16.46	16.46
2nd Quarter 2007	38,883	1.4%	632,615	1.5%	16.27	16.29

Total	181,484	6.5%	$3,024,744	7.2%	$16.67	$16.67

 __________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Second Quarter 2006

Consolidated Lease Expirations- San Diego County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	94,336	7.8%
2006	34,513	2.9%	$873,199	3.5%	$25.30	$25.60
2007	173,009	14.3%	3,785,926	15.1%	21.88	22.42
2008	267,149	22.1%	6,705,769	26.6%	25.10	26.44
2009	193,985	16.0%	4,138,861	16.5%	21.34	23.45
2010	148,150	12.3%	3,136,197	12.5%	21.17	25.80
2011	181,469	15.0%	3,904,742	15.5%	21.52	26.12
2012	52,702	4.4%	1,221,673	4.9%	23.18	26.19
2013	-	0.0%	19,096	0.1%	-	-
2014	-	0.0%	-	0.0%	-	-
2015	49,482	4.1%	1,089,940	4.3%	22.03	30.08
Thereafter	13,102	1.1%	263,851	1.0%	20.14	29.74

Total	1,207,897	100.0%	$25,139,254	100.0%	$22.58	$25.34
Leases Expiring in the Next 4 Quarters:

3rd Quarter 2006	12,399	1.0%	313,857	1.3%	25.31	25.31
4th Quarter 2006 (3)	22,114	1.9%	559,342	2.2%	25.29	25.87
1st Quarter 2007	3,366	0.3%	86,559	0.4%	25.72	25.72
2nd Quarter 2007	86,895	7.2%	1,997,463	7.9%	22.99	23.32

Total	124,774	10.4%	$2,957,221	11.8%	$23.70	$24.04
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Second Quarter 2006

Lease Expirations - MMO Joint Venture Portfolio

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	274,255	7.1%	-
2006	99,625	2.6%	$1,959,353	2.9%	$19.67	$19.65
2007	257,513	6.7%	4,618,947	6.9%	17.94	18.13
2008	282,534	7.3%	5,279,810	7.9%	18.69	19.20
2009	463,291	12.1%	8,030,896	12.2%	17.33	18.87
2010	419,106	10.9%	8,710,774	13.1%	20.78	24.31
2011	436,442	11.3%	8,399,834	12.6%	19.25	21.69
2012	292,213	7.6%	5,311,451	8.0%	18.18	20.08
2013	522,895	13.6%	8,753,431	13.2%	16.74	17.85
2014	639,525	16.6%	12,222,874	18.4%	19.11	24.85
2015	104,189	2.7%	2,182,201	3.3%	20.94	22.29
Thereafter	59,401	1.5%	997,813	1.5%	16.80	25.84

Total	3,850,989	100.0%	$66,467,384	100.0%	$18.58	$23.77
Leases Expiring in the Next 4 Quarters:

3rd Quarter 2006	4,221	0.1%	90,779	0.2%	21.51	21.51
4th Quarter 2006 (3)	95,404	2.5%	1,868,574	2.7%	19.59	19.57
1st Quarter 2007	33,482	0.9%	628,710	1.0%	18.78	18.78
2nd Quarter 2007	76,583	1.9%	1,157,923	1.7%	15.12	15.12

Total	209,690	5.4%	$3,745,986	5.6%	$17.86	$17.86
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Second Quarter 2006

Leasing Activity - Total Portfolio

	Total Portfolio		Effective Portfolio (1)

	For the Three Months Ended June 30, 2006	% Leased	For the Three Months Ended June 30, 2006	% Leased

Leased Square Feet as of March 31, 2006	14,111,396	91.5%	11,233,308	91.0%
Expirations	(684,831)	(4.4)%	(637,168)	(5.2)%
New Leases	199,119	1.2%	193,445	1.6%
Renewals	152,139	1.0%	126,851	1.0%
Leased Square Feet as of June 30, 2006	13,777,823	89.3%	10,916,436	88.4%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$20.87
New / Renewed Rate per Square Foot				$21.67
Percentage Change				3.9%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$20.58
New / Renewed Rate per Square Foot				$21.57
Percentage Change				4.8%

Weighted Average Lease Term - New (in months)				58
Weighted Average Lease Term - Renewal (in months)				76

__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
Excludes new and renewed leases for spaces with more than six months of downtime.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Second Quarter 2006

Leasing Activity - Los Angeles Central Business District

	Total Portfolio		Effective Portfolio (1)

	For the Three Months Ended June 30, 2006	% Leased	For the Three Months Ended June 30, 2006	% Leased

Leased Square Feet as of March 31, 2006, Los Angeles Central Business District	6,456,420	89.4%	5,774,058	89.7%
Expirations	(477,641)	(6.7)%	(457,056)	(7.1)%
New Leases	98,934	1.4%	97,469	1.5%
Renewals	113,037	1.6%	93,633	1.5%
Leased Square Feet as of June 30, 2006, Los Angeles Central Business District	6,190,750	85.7%	5,508,104	85.6%

Cash Rent Growth (2), (4)
Expiring Rate per Square Foot				$19.72
New / Renewed Rate per Square Foot				$19.66
Percentage Change				(0.3)%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$19.98
New / Renewed Rate per Square Foot				$21.57
Percentage Change				8.0%

Weighted Average Lease Term - New (in months)				59
Weighted Average Lease Term - Renewal (in months)				90
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
Excludes new and renewed leases for spaces with more than six months of downtime.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Second Quarter 2006

Leasing Activity - Orange County

	Total Portfolio		Effective Portfolio (1)

	For the Three Months Ended June 30, 2006	% Leased	For the Three Months Ended June 30, 2006	% Leased

Leased Square Feet as of March 31, 2006 Orange County	3,247,444	93.0%	2,697,507	91.7%
Expirations	(13,537)	(0.4)%	(13,537)	(0.5)%
New Leases	23,632	0.7%	23,632	0.9%
Renewals	-	0.0%	-	0.0%
Leased Square Feet as of June 30, 2006, Orange County	3,257,539	93.3%	2,707,602	92.1%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				N/A
New / Renewed Rate per Square Foot				N/A
Percentage Change				N/A

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				N/A
New / Renewed Rate per Square Foot				N/A
Percentage Change				N/A

Weighted Average Lease Term - New (in months)				42
Weighted Average Lease Term - Renewal (in months)				N/A
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
Excludes new and renewed leases for spaces with more than six months of downtime.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Second Quarter 2006

Leasing Activity - San Diego County

	Total Portfolio		Effective Portfolio (1)

	For the Three Months Ended June 30, 2006	% Leased	For the Three Months Ended June 30, 2006	% Leased

Leased Square Feet as of March 31, 2006, San Diego County	1,727,276	93.2%	1,229,583	92.0%
Expirations	(62,720)	(3.4)%	(45,750)	(3.4)%
New Leases	24,162	1.4%	24,162	1.8%
Renewals	25,747	1.4%	25,747	1.9%
Leased Square Feet as of June 30, 2006, San Diego County	1,714,465	92.6%	1,233,742	92.3%

Cash Rent Growth (2), (4)
Expiring Rate per Square Foot				$22.80
New / Renewed Rate per Square Foot				$27.77
Percentage Change				21.8%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$20.06
New / Renewed Rate per Square Foot				$28.26
Percentage Change				40.9%

Weighted Average Lease Term - New (in months)				59
Weighted Average Lease Term - Renewal (in months)				23
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
Excludes new and renewed leases for spaces with more than six months of downtime.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Second Quarter 2006

Tenant Improvements and Leasing Commissions (1), (2), (3)

	Q2 2006	Q1 2006	2005	2004	2003

Renewals (4)
Number of Leases	14	12	67	29	14
Square Feet	152,139	186,800	740,375	296,203	120,022
Tenant Improvement Costs per Square Foot (3)	$21.11	$30.65	$11.25	$15.49	$30.66
Leasing Commission Costs per Square Foot (5)	$6.71	$10.74	$3.64	$5.98	$2.36
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$27.82	$41.39	$14.89	$21.47	$33.02
Costs per Square Foot per Year	$4.37	$3.63	$3.46	$4.31	$6.24

New / Modified Leases (5)
Number of Leases	28	36	138	48	36
Square Feet	159,560	234,737	1,047,634	453,301	851,316
Tenant Improvement Costs per Square Foot (3)	$13.50	$17.13	$24.29	$36.28	$48.26
Leasing Commission Costs per Square Foot (5)	$4.79	$5.40	$5.41	$9.28	$4.78
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$18.29	$22.53	$29.70	$45.56	$53.04
Costs per Square Foot per Year	$3.75	$4.48	$4.78	$4.26	$7.95

Total
Number of Leases	42	48	205	77	50
Square Feet	311,699	421,537	1,788,009	749,504	971,338
Tenant Improvement Costs per Square Foot (3)	$17.21	$23.12	$18.89	$28.06	$46.09
Leasing Commission Costs per Square Foot (5)	$5.73	$7.77	$4.68	$7.97	$4.48
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$22.94	$30.89	$23.57	$36.03	$50.57
Costs per Square Foot per Year	$4.09	$3.94	$4.36	$4.20	$7.77
__________
(1)	Based on leases executed during the period. Excludes leases to related parties, short-term leases less than six months, and build out costs for raw space.
(2)
Tenant Improvements and Leasing Commission information for One California Plaza, Park Place I, Park Place II, Lantana Media Campus, CommonWealth Properties portfolio acquisition, San Diego Tech Center, Pacific Center, and Stadium Gateway assets are included from the dates of acquisition which are November 6, 2003, April 14, 2004, July 23, 2004, December 16, 2004, March 15, 2005, April 6, 2005, February 6, 2006, and January 6, 2006, respectively.

(3)	Tenant Improvements include improvements and lease concessions.
(4)	Does not include retained tenants that have relocated to new space or expanded into new space.
(5)	Includes retained tenants that have relocated or expanded into new space and lease modifications.

Maguire Properties, Inc.
Second Quarter 2006

Historical Capital Expenditures

Office Properties (1), (2), (3) ,(4), (5,) (6), (7)

	Q2 2006	Q1 2006	2005	2004	2003

Consolidated
Non-recoverable Capital Expenditures	$1,051,519	$815,417	$4,502,547	$1,046,178	$151,512
Total Square Feet	11,577,185	11,569,638	9,150,550	6,783,532	5,783,068
Non-recoverable Capital Expenditures per Square Foot	$0.09	$0.07	$0.49	$0.15	$0.03
Unconsolidated
Non-recoverable Capital Expenditures (8)	$59,447	$28,422
Total Square Feet (9)	621,972	621,743
Non-recoverable Capital Expenditures per Square Foot	$0.10	$0.05

Consolidated
Recoverable Capital Expenditures (10)	$715,996	$51,965	$1,553,935	$3,009,186	$1,956,984
Total Square Feet	11,577,185	11,569,638	9,150,550	6,783,532	5,783,068
Recoverable Capital Expenditures per Square Foot	$0.06	$0.00	$0.17	$0.44	$0.34
Unconsolidated
Recoverable Capital Expenditures (8), (10)	$101,602	$-
Total Square Feet (9)	621,972	621,743
Recoverable Capital Expenditures per Square Foot	$0.16	$-
__________
(1)
Historical capital expenditures for each period shown reflect properties owned for the entire period. For properties acquired during each period, the capital expenditures will be reflected in the following full period of ownership. For properties sold during each period, the capital expenditures will be excluded for that period. Any capital expenditures incurred for acquisition or disposition properties during the period of acquisition or disposition will be footnoted separately.

(2)	One California Plaza was acquired November 6, 2003 and had no recoverable or non-recoverable capital expenditures in 2003 following its acquisition.
(3)	Park Place I was acquired April 14, 2004 and had non-recoverable capital expenditures of $65,183 and no recoverable capital expenditures in 2004, following its acquisition.
(4)	Park Place II was acquired July 23, 2004 and had no recoverable or non-recoverable capital expenditures in 2004 following its acquisition.
(5)	Lantana was acquired December 16, 2004 and had no recoverable or non-recoverable capital expenditures in 2004 following its acquisition.
(6)
The CommonWealth portfolio acquisition assets were acquired March 15, 2005 and had recoverable capital expenditures of $506,119 and non-recoverable capital expenditures of $524,474 during the remainder of 2005 following their acquisition.

(7)	San Diego Tech Center was acquired April 6, 2005 and had non-recoverable capital expenditures of $94,416 and no recoverable capital expenditures in 2005 following its acquisition.
(8)	Includes 20% of our MMO joint venture.
(9)
The square footages of Cerritos Corporate Center Phases I and II and Washington Mutual Irvine Campus are deducted from the total square feet amount as the tenant pays for all capital expenditure activities.

(10)
Recoverable capital improvements, such as equipment upgrades, are generally financed through a capital lease. The annual amortization, based on each asset’s useful life, as well as any financing costs, are generally billed to tenants on an annual basis as payments are made. The amounts presented represent the total value of the improvements in the year they are made.

Maguire Properties, Inc.
Second Quarter 2006

Hotel Performance
			Percent	YTD	YTD
Westin Hotel, Pasadena, CA	Q2 2006	Q2 2005	Change	June 30, 2006	June 30, 2005

Occupancy	84.6%	81.8%	3.4%	82.1%	83.3%
Average Daily Rate	$169.44	$152.96	10.8%	$176.59	$151.58
Revenue Per Available Room (REVPAR)	$143.30	$125.15	14.5%	$145.02	$126.32
Hotel Net Operating Income	$2,536,975	$1,761,371	44.0%	$4,937,907	$3,732,748

Hotel Historical Capital Expenditures

			For the Year Ended December 31,
Westin Hotel, Pasadena, CA	Q2 2006	Q1 2006	2005	2004	2003

Hotel Improvements and Equipment Replacements	$421,461	$135,520	$313,011	$20,436	$440,341
Total Hotel Revenue	$6,887,800	$6,676,106	$24,037,425	$20,518,964	$18,449,302
Hotel Improvements as a Percentage of Hotel Revenue	6.1%	2.0%	1.3%	0.1%	2.4%
Renovation and Upgrade Costs (1)	$18,982	$6,716	$3,461,780	$7,037,822	$953,257

__________
(1)	The Westin Hotel underwent a $12.2 million renovation from December 2002 through August 2005 of which $3.5 million was funded by Westin.

Maguire Properties, Inc.
Second Quarter 2006

 Construction in Progress

			As of June 30, 2006

Property	Location	Percentage Pre-Leased	Acreage	Estimated Cost of Development	Construction Costs Incurred	Developed / Developable Square Feet (1)	Projected Stabilized NOI	Estimated Date of Completion
				($ in millions)	($ in millions)		($ in millions)

Los Angeles County

Lantana Media Campus	Santa Monica, CA	0%	4.0	$76.0	$2.0	194,000	$12.0 - $13.0	Fourth Quarter 2007/
				Total Los Angeles County		194,000		First Quarter 2008

Orange County

Park Place - 3161 Michelson	Irvine, CA	52%	0.7	157.0	44.1	531,000	25.0 - 26.0	Third Quarter 2007
Park Place - Structured Parking	Irvine, CA	0%	4.3	79.0	19.1	1,350,000		Second Quarter 2007

17885 Von Karman Avenue (2)
at Washington Mutual Irvine Campus	Irvine, CA	0%	3.7	40.0	2.9	145,000	5.0 - 5.5	Fourth Quarter 2007
				Total Orange County		2,026,000
San Diego

Mission City Corporate Center	San Diego, CA	0%	3.3	27.0	0.6	92,000	2.5 - 3.0	Fourth Quarter 2007
				Total San Diego County		92,000

				Total Portfolio Net Rentable Area		2,312,000

__________
(1)	The square feet numbers presented represent the office, retail, residential and parking footages that the Company estimates can be developed on the referenced property.
(2)	Land held for development was not contributed to the MMO joint venture.

Maguire Properties, Inc.
Second Quarter 2006

Development Pipeline

		As of June 30, 2006

			Developed / Developable	Type of
Property	Location	Acreage	Square Feet (1)	Planned Development

Los Angeles County
755 Figueroa	Los Angeles, CA	1.3	840,000	Office/Residential
Glendale Center - Phase II	Glendale, CA	2.0	400,000	Office & Retail
207 Good formerly
known as 200 Burchett	Glendale, CA	0.9	181,000	Office
		Total Los Angeles County	1,421,000
Orange County
Park Place - Residential	Irvine, CA	N/A	1,700,000	Residential
Park Place - Office, Retail & Hotel	Irvine, CA	N/A	1,404,000	Office, Retail & Hotel
Pacific Arts Plaza (2)	Costa Mesa, CA	3.2	400,000	Office
		Total Orange County	3,504,000

San Diego
Wateridge Plaza	Sorrento Mesa, CA	N/A	170,000	Office
San Diego Tech Center (3)	San Diego, CA	4.5	1,200,000	Office

		Total San Diego	1,370,000

		Total Net Rentable Area	6,295,000
Orange County
Park Place - Structured Parking	Irvine, CA	N/A	2,225,000	Parking

		Total Portfolio	8,520,000

(1)	The square feet numbers presented represent the office, retail, residential and parking footages that the Company estimates can be developed on the referenced property.
(2)
The Company is in discussions with the city of Costa Mesa for the potential development of 175 residential units totaling approximately 300,000 square feet at Pacific Arts Plaza. This development would be in addition to the 400,000 square feet of office entitlements.

(3)	Land held for development was not contributed to the MMO joint venture.

Maguire Properties, Inc.
Second Quarter 2006

Management Statements on Non-GAAP Supplemental Measures

Funds from Operations:

We calculate funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from sales of property, extraordinary items, real estate related depreciation and amortization (including capitalized leasing expenses, tenant allowances or improvements and excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains (or losses) from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

Management also uses FFO before losses from the early extinguishment of debt as a supplemental performance measure because these losses create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability about future earnings potential. The losses represent costs to extinguish debt prior to the stated maturity and the write-off of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (e.g. floating interest rate instead of fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties sold or (iv) the restructuring or replacement of corporate level financing to accommodate property acquisitions. Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

Maguire Properties, Inc.
Second Quarter 2006

Management Statements on Non-GAAP Supplemental Measures (continued)

Adjusted Funds from Operations:

We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO (i) non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing payroll and interest expense, (iii) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (iv) regular principal payments required to service our debt and (v) 2nd Generation tenant improvement and leasing commissions. Management uses AFFO as a supplemental liquidity measure because, when compared year over year, it assesses our ability to fund our dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the liquidity of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs.

However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our liquidity is limited. Additionally, other equity REITs may not calculate AFFO in a consistent manner, accordingly, our AFFO may not be comparable to such other equity REITs’ AFFO. AFFO should be considered only as a supplement to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity.

EBITDA:

We believe that earnings before interest, income taxes, depreciation and amortization, or EBITDA, is a useful supplemental performance measure. Management uses EBITDA as an indicator of our ability to incur and service debt. We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges. In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of equity REITs. However, because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, EBITDA should not be considered an alternative to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity. EBITDA should not be considered as an alternative to net income as an indicator of our operating performance. Other equity REITs may calculate EBITDA differently than we do; accordingly, our EBITDA may not comparable to such other REITs’ EBITDA.

Management also uses EBITDA before losses from the early extinguishment of debt as a supplemental performance measure because these losses create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability about future earnings potential. The losses represent costs to extinguish debt prior to the stated maturity and the write-off of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (e.g. floating interest rate instead of fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties sold and (iv) the restructuring or replacement of corporate level financing to accommodate property acquisitions. Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

Maguire Properties, Inc.
Second Quarter 2006

Management Statements on Non-GAAP Supplemental Measures (continued)

Coverage Ratios:

We present interest and fixed charge coverage ratios as supplemental liquidity measures. Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income. In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments. However, because these ratios are derived from EBITDA, their utility is limited by the same factors that limit the usefulness of EBITDA as a liquidity measure. Accordingly, our interest coverage ratio should not be considered as an alternative to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity.